United States Securities and Exchange Commission
Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2008

XEDAR CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	000-08356	84-0684753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8310 South Valley Highway, Suite 220
Englewood, CO 80112
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:  (303) 377-0033

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into Material Definitive Agreements

As previously reported, on March 3, 2008, we borrowed $1,000,000 from our CEO, Hugh H. Williamson, III.  We used $478,000 of the loan to pay down our line of credit with KeyBank National Association.  The remainder of the loan is being used for working capital (the "Williamson Loan").  The Williamson Loan bears interest at a variable rate, which is equal to the prime rate charged by KeyBank, which rate was 6.0% as of the Williamson Loan closing date.  The Williamson Loan is secured by substantially all of our assets, although the security interest is subordinate to the KeyBank line of credit.  On April 24, 2008, our Board of Directors ("Board") determined that additional working capital is necessary, and Mr. Williamson has agreed to loan us up to an additional $1,000,000 on the same terms and conditions pursuant to which the Williamson Loan was made, such that we may now borrow an amount not to exceed $2,000,000 under the terms of the Williamson Loan.  The audit committee of our board of directors, whose members are independent, reviewed the terms of the proposed increase in the Williamson Loan prior to its consummation and determined that it is fair to us, and as such does not constitute a conflict of interest.

The loan documents are attached as exhibits to this Current Report.  The above description of the loan is qualified in its entirety by the full text of the exhibits.

On April 23, 2008, we entered into a 24 Month Consulting Agreement Extension/Amendment To Agreement (the "Consulting Agreement"), ratified by our Board, with Capital Group Communications, Inc., a California corporation ("Capital Group"), concerning the provision by Capital Group to us of certain investor communications and public relations services.  As consideration for the Consulting Agreement we have agreed to issue to Capital Group 500,000 shares of our restricted common stock immediately following the date upon which our common stock is listed on the American Stock Exchange, so long as the listing occurs by July 31, 2008.

The Consulting Agreement is attached as an exhibit to this Current Report.  The above description of the Consulting Agreement is qualified in its entirety by the full text of the exhibit.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01.

Item 9.01    Financial Statements and Exhibits

(d)           Exhibits

Number	Description
10.1	Secured Subordinated Promissory Note, dated March 3, 2008, as amended April 24, 2008, $2,000,000.00 principal amount, by and between Hugh H. Williamson, III, and Xedar Corporation

10.2	Pledge and Security Agreement, dated March 3, 2008, by and between Xedar Corporation and Hugh H. Williamson, III.

10.3	24 Month Consulting Agreement Extension/Amendment To Agreement, dated April 23, 2008, by and between Capital Group Communications, Inc., and Xedar Corporation

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Xedar has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xedar Corporation

Dated: April 28, 2008	By:	/s/ Hugh Williamson III
Hugh Williamson III Chairman, President and CEO

Exhibit Index

Number	Description
10.1	Secured Subordinated Promissory Note, dated March 3, 2008, as amended April 24, 2008, $2,000,000.00 principal amount, by and between Hugh H. Williamson, III, and Xedar Corporation

10.2	Pledge and Security Agreement, dated March 3, 2008, by and between Xedar Corporation and Hugh H. Williamson, III.

10.3	24 Month Consulting Agreement Extension/Amendment To Agreement, dated April 23, 2008, by and between Capital Group Communications, Inc., and Xedar Corporation